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                                                                   EXHIBIT 10.22

                  THE TRANSFER OF THIS WARRANT AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE CONDITIONS SPECIFIED IN THE INVESTMENT AGREEMENT (AS DEFINED BELOW), AND NO TRANSFER OF THIS WARRANT OR THE SECURITIES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED.

                  THIS WARRANT WAS ORIGINALLY ISSUED ON MARCH 16, 2000 AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS. THIS WARRANT MAY NOT BE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT (AND OTHER APPLICABLE SECURITIES LAWS) OR AN AVAILABLE EXEMPTION THEREFROM.

                             STOCK PURCHASE WARRANT

Date of Issuance: March 16, 2000                           Certificate No. W-F2


                  For value received, iSKY, INC., a Delaware corporation (the "Company"), hereby grants to EchoStar Communications Corporation, a Delaware corporation, or its assigns registered with the Company (the "Holder"), the right to purchase from the Company a total of up to 7,200,000 shares of the Company's Series F Preferred Stock, unless the Company's Preferred Stock has been automatically converted into the Company's Common Stock pursuant to Article IV.C.5.b of the Company's Amended and Restated Certificate of Incorporation, in which case this Warrant shall be exercisable for up to 7,200,000 shares of the Company's Common Stock (such securities that are issuable upon exercise of this Warrant are hereinafter referred to as the "Warrant Shares"), at a price of $4.25 per share (the "Exercise Price"), payable in accordance with the terms of
Section 1.b hereof. The Exercise Price and number of Warrant Shares (and the amount and kind of other securities) for which this Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in that certain Securities Purchase Agreement, dated as of March 16, 2000, by and between the Company and Holder (as such may be amended from time to time, the "Investment Agreement").

         SECTION 1. Exercise of Warrant.

                  Exercise Period. The purchase rights represented by this Warrant may be exercised, in whole or in part, at any time and from time to time in accordance with Schedule A attached hereto.

                  b. Exercise Procedure.

                     (i) This Warrant shall be deemed to have been exercised when all of the following items have been delivered to the Company (the "Exercise Time"):

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                                    (A) a completed Exercise Agreement, as
described in Section 1.c hereof, executed by the Holder and setting forth the number of Warrant Shares (which must be a whole number of Warrant Shares) to be purchased in accordance with this Warrant;

                                    (B) this Warrant; and

                                    (C) payment of an amount equal to the
product of the Exercise Price multiplied by the number of Warrant Shares being purchased upon such exercise (payable as set forth below) (the "Aggregate Exercise Price").

         The Aggregate Exercise Price shall be payable by certified bank check or wire transfer of immediately available funds to the account of the Company as follows:

                                    Bank:            Norwest Bank Colorado
                                    ABA:             102-0000-76
                                    Account #:       107-801-0289
                                    Account Name:    iSKY, Inc.

                                    Such account may be changed upon at least
three (3) days notice from the Company.

                           (ii) Certificates for Warrant Shares issuable upon
such exercise of this Warrant shall be delivered by the Company to the Holder within three business days after the date of the Exercise Time together with any cash payable in lieu of a fraction of a share pursuant to Section 7 hereof. Subject to Section 3, the certificate or certificates for Warrant Shares so delivered shall be in such denominations as may be specified in the Exercise Agreement and shall be registered in the name of the Holder. Unless this Warrant has expired or all of the purchase rights represented hereby have been exercised, the Company shall prepare a new warrant, identical hereto (except for appropriate changes to the share numbers or exercise price), representing the rights formerly represented by this Warrant which have not expired or been exercised and shall deliver such new Warrant to the Holder concurrently with the delivery of certificates for the Warrant Shares with respect to which this Warrant was exercised. The certificates for any Warrant Shares purchased pursuant to this Warrant may, at the Company's option, bear such legends as are reasonably necessary in connection with the Act or other applicable rules, regulations, or laws or agreements by which the Holder is bound.

                           (iii) The Warrant Shares issuable upon the exercise
of this Warrant shall be deemed to have been issued, and the Holder or any other person so designated to be named therein shall be deemed for all purposes to have become the record holder of such Warrant Shares, at the Exercise Time.

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                           (iv) The issuance of certificates for Warrant Shares
upon exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof or other cost incurred by the Company in connection with such exercise and the related issuance of Warrant Shares, except for any taxes or charges payable in connection with the issuance of Warrant Shares to any person or entity other than the Holder.

                           (v) The Company shall not close its books against the
purchase of any Warrant Shares in any manner which interferes with the timely exercise of this Warrant.

                           (vi) The Company shall at all times reserve and keep
available out of its authorized but unissued capital stock, solely for the purpose of issuance upon the exercise of this Warrant, the maximum number of Warrant Shares issuable upon the exercise of this Warrant. All Warrant Shares which are so issuable shall be, when issued and upon the payment of the applicable Aggregate Exercise Price, duly and validly issued, fully paid and nonassessable, and free from all taxes, liens, and charges.

     c. Exercise Agreement. Upon any exercise of this Warrant, the Holder shall deliver to the Company an Exercise Agreement in substantially the form set forth on EXHIBIT I attached hereto and incorporated herein.

     d. Securities Laws Restrictions. Upon any exercise of this Warrant, the Holder, in its Exercise Agreement, shall represent and warrant to the Company that the purchase of the Warrant Shares covered hereby is for its own account and not on behalf of others.

         SECTION 2. Adjustment of Exercise Price and Number of Warrant Shares. In order to prevent dilution of the rights granted under this Warrant, the Exercise Price and the number of Warrant Shares shall be subject to adjustment from time to time as provided in this Section 2.

     a.   Adjustment for Stock Splits and Combinations.


     (i) Preferred Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series F Preferred Stock, then the following adjustments shall be made: (A) if Company at any time after March 16, 2000 ("Adjustment Date") effects a subdivision of its outstanding Series F Preferred Stock into a larger number of shares or takes a record of the holders of Series F Preferred Stock for the purpose of entitling them to receive a dividend or other distribution of Series F Preferred Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, if appropriate, and (B) if the Company any time after the Adjustment Date combines its outstanding shares of Series F Preferred Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, if appropriate. Any adjustment under this Section 2.a(i) shall

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          become effective at the close of business on the date such subdivision or combination becomes effective.

     (ii) Common Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustments shall be made: (A) if Company at any time after the Adjustment Date effects a subdivision of its outstanding Common Stock into a larger number of shares or takes a record of the holders of Common Stock for the purpose of entitling them to receive a dividend or other distribution of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately decreased, if appropriate, and (B) if the Company any time after the Adjustment Date combines its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased, if appropriate. Any adjustment under this Section 2.a(ii) shall become effective at the close of business on the date such subdivision or combination becomes effective.

     b.   Adjustment for Common Stock Dividends and Distributions.


     (i) Preferred Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series F Preferred Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of Series F Preferred Stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, and (2) the denominator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record


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          date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 2.b(i) to reflect the actual payment of such dividend or distribution.

     (ii) Common Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of common stock, in each such event the Exercise Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Exercise Price then in effect by a fraction (1) the numerator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, and (2) the denominator of which is the total number of shares of common stock issued and outstanding (assuming conversion of all outstanding shares of Preferred Stock of the Company) immediately prior to the time of such issuance or the close of business on such record date, as applicable, plus the number of shares of common stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid, or if such distribution is not fully made on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date, and thereafter the Exercise Price shall be adjusted pursuant to this Section 2.b(ii) to reflect the actual payment of such dividend or distribution.

     c.   Adjustments for Other Dividends and Distributions.


     (i) Preferred Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Series F Preferred Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in cash, securities, or other property (other than regular cash dividends payable on the Company's Preferred Stock or dividends payable in shares of common stock), in each such event the Exercise Price shall be reduced by the value of such dividend or distribution payable with respect to one share of common stock. In the event that such dividend or distribution consists of


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          property other than cash or marketable securities, the value of such dividend or distribution shall be determined in good faith by the Company's board of directors.

     (ii) Common Stock Warrant Shares. If at the time of the applicable adjustment the Warrant Shares to be issued upon exercise of this Warrant are shares of Common Stock, then the following adjustment shall be made: if the Company at any time after the Adjustment Date makes, or fixes a record date for the determination of holders of common stock entitled to receive, a dividend or other distribution payable in cash, securities, or other property (other than regular cash dividends payable on the Company's Preferred Stock or dividends payable in shares of common stock), in each such event the Exercise Price shall be reduced by the value of such dividend or distribution payable with respect to one share of common stock. In the event that such dividend or distribution consists of property other than cash or marketable securities, the value of such dividend or distribution shall be determined in good faith by the Company's board of directors.

     d. Adjustment for Recapitalization and Similar Transactions. If at any time after the Adjustment Date the Warrant Shares issuable upon exercise of this Warrant are changed into the same or a different number of shares of any class or classes of stock or are converted into the right to receive cash, securities, or other property, whether by recapitalization, reclassification, or otherwise (other than a subdivision or combination of shares or stock dividend provided for elsewhere in this Section 2) or pursuant to a reorganization, merger, consolidation, business combination, spinoff, acquisition or similar transaction, in any such event this Warrant thereafter shall represent the right to receive, upon exercise hereof, the kind and amount of stock, securities, and/or other property receivable in connection with such transaction with respect to the maximum number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such transaction.

     e. Adjustment of Number of Warrant Shares. Upon each adjustment of the Exercise Price hereunder, the number of Warrant Shares issuable upon exercise of this Warrant shall be adjusted to equal the number of shares determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of this Warrant immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

     f. Notice of Adjustments and Record Date. (i) Whenever an adjustment is required pursuant to this Section 2, the Company shall forthwith obtain a certificate signed by the Company's chief financial officer, setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated and specifying the adjustment to be made pursuant to this Section 2, after giving effect to such adjustment or


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change. The Company shall promptly cause a signed copy of such certificate to be delivered to the Holder.

                  (ii) Upon the Company's taking of a record of the holders of Series F Preferred Stock or Common Stock for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, including but not limited to any adjustment provided for in this Section 2, the Company shall mail to the Holder, at least ten (10) days prior to the record date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the amount and character of such dividend, distribution or right, and a preliminary estimate of the calculations to be provided in the certificate specified in Section 2(f)(i).

         SECTION 3. Disposition of Warrant. This Warrant shall not be transferable by the Holder, except to its direct or indirect wholly owned subsidiaries without the prior written approval of the Company, which shall not be unreasonably withheld.

         SECTION 4. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the Holder shall be satisfactory) of the ownership and the loss, theft, destruction, or mutilation of any certificate evidencing this Warrant or this Warrant itself, and in the case of any such loss, theft, or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation upon surrender of such certificate or this Warrant, the Company shall (at its expense) execute and deliver in lieu of such certificate or this Warrant a new certificate or Warrant of like kind representing the same rights represented by such lost, stolen, destroyed, or mutilated certificate or Warrant and dated the date of such lost, stolen, destroyed, or mutilated certificate or Warrant.

         SECTION 5. Amendment and Waiver. Except as otherwise provided herein, the provisions of this Warrant may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the prior written consent of the Holder.

         SECTION 6. Ownership. Except for any transfer in compliance with
Section 3 hereof, the Company may deem and treat the Holder as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone) for all purposes and shall not be affected by any notice to the contrary.

         SECTION 7. Fractions of Shares. The Company may, but shall not be required to, issue a fraction of a Warrant Share upon the exercise of this Warrant in whole or in part. As to any fraction of a Warrant Share which the Company elects not to issue, the Company shall make a cash payment in respect of such fraction in an amount equal to the same fraction of the fair market value of a Warrant Share on the date of such exercise.


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         SECTION 8. Governing Law. THIS WARRANT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE.

         SECTION 9. Notice. All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Warrant will be in writing and shall be deemed to have duly given or delivered (a) when delivered personally, (b) three (3) days after it is mailed by certified or registered mail, return receipt requested and postage prepaid, (c) sent by facsimile transmission with written electronic confirmation of delivery of such facsimile to the addressee thereof followed by (a), (b) or (d), or (d) sent via a nationally recognized overnight courier for next business day delivery to the recipient in each case addressed to the party to whom such notice is to be given. Any party hereto from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

                                    * * * * *


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         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and attested by its duly authorized officers under its corporate seal and to be dated the date hereof.

                                              iSKY, INC., a Delaware corporation

                                              By:      /s/ DAVID M. BROWN
                                                 -------------------------------
                                              Name:    David M. Brown
                                                   -----------------------------
                                              Title:   Vice President
                                                    ----------------------------

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                                    EXHIBIT I

                               EXERCISE AGREEMENT

To:                                          Dated:

                  The undersigned, pursuant to the provisions set forth in the attached Warrant (Certificate No. W-____), hereby exercises this Warrant to purchase ______ Warrant Shares covered by such Warrant and makes payment herewith in full therefor at the price per share provided by such Warrant.

                  The undersigned hereby represents and warrants to the Company that the purchase of the Warrant Shares covered hereby is for its own account and not on behalf of others.

                  The undersigned requests that a certificate for such Warrant Shares be registered in the name of the Holder whose address is ______________________________________ and whose social security number or other identifying number is ___________, and that such certificate be delivered to _________________ whose address is ___________________________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant evidencing the right to purchase the remaining balance of Warrant Shares for which this Warrant is exercisable be registered in the name of Holder and that such certificate be delivered to ______________ whose address is _________________________________.

                                             Signature ____________________

                                             Address ______________________















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                                   SCHEDULE A

EchoStar shall receive Warrants to purchase 7.2 million shares of Common Stock of iSKY at a price of $4.25 per share, as follows:

          (a) One (1) million Warrants will become exercisable upon delivery to iSKY of a production-ready Joint Box that meets the design and specifications referenced in Section 1 of the Marketing, Joint Box Production and Warrants Agreement dated March 13, 2000, between iSKY, Inc., and EchoStar Communications Corporation (the "Joint Box Agreement"), and will expire one year after commercial launch of the iSKY data service.

         (b) Five (5) increments of one (1) million Warrants each will become exercisable upon attainment of each increment of 100,000 EchoStar-Generated Subscribers, up to an aggregate of 500,000 EchoStar-Generated Subscribers (and 5 million Warrants). Each increment of 1 million Warrants expires one year after such increment becomes exercisable.

         (c) Increments of 100,000 Warrants each shall become exercisable on the last day of each calendar quarter during the second through the fourth year (inclusive) after commercial acceptance of iSKY's first satellite, in which quarter all net new EchoStar-Generated Subscribers comprise 75% or more of EchoStar's net new Ka-Band data subscribers. Each such increment of 100,000 Warrants shall expire one year after such increment becomes exercisable. The maximum number of Warrants to which EchoStar shall be entitled under subsection (c) of the Joint Box Agreement is 1.2 million Warrants (for a total of 12 calendar quarters).

All defined terms herein shall have the meaning ascribed to them in the Joint Box Agreement.